UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2025

Conduit Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4851 Tamiami Trail North, Suite 200, Naples, FL	34103
(Address of principal executive offices)	(Zip Code)

(646) 491-9132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

To the extent required by Item 1.02 of Form 8-K, the information contained in Item 8.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Market Value of Publicly Held Shares and Market Value of Listed Securities Requirements

On February 11, 2025, the Company presented its plan of compliance to the Nasdaq Hearing Panel and requested an extension of time within which to do so, in response to a Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard as previously disclosed on December 12, 2024. In addition, the Company proactively presented its plan of compliance with the MVPHS Requirement and MVLS Requirement notifications, as previously disclosed on August 15, 2024. The Company is intending to provide any updates further to its Hearing to Nasdaq no later than February 19, 202 and is currently awaiting the Nasdaq Hearing Panel’s determination.

As expected, while the Company awaits such determination, given the initial grace period of 180 calendar days expired on February 11, 2025 to regain compliance the Nasdaq Market Value of Publicly Held Shares and Market Value of Listed Securities requirements, on February 12, 2025, Nasdaq informed the Company that the Staff had determined that the Company had not regained compliance with such requirements and as a result, pursuant to Nasdaq Listing Rule 5810(d)(2), these deficiencies now become additional bases for delisting the Company’s securities from the Nasdaq Global Market. The Company has already addressed these concerns before the Nasdaq Hearings Panel, although there can no assurance it will be permitted to implement its plan of compliance and ultimately regain compliance and remain listed on any Nasdaq Market.

Item 8.01. Other Events

In an effort to reduce its outstanding debt to satisfy compliance with certain Nasdaq deficiencies, on February 13, 2025, the Company paid the remaining outstanding portion of the Senior Note, as defined below, issued to Nirland Limited (the “Lender”) in the remaining principal amount of $926,149 and, accordingly, satisfied all of its obligations in all respects under the Senior Note and Security Agreement, defined below.

As previously disclosed, on August 6, 2024, as subsequently amended in October and November of 2024, the Company had entered into a Senior Secured Promissory Note (the “Senior Note”) and a security agreement with the Lender (the “Security Agreement”), pursuant to which the Company issued and sold the Senior Note in the original principal amount of $2,650,000, inclusive of a $500,000 original issuance discount. As a result of satisfying its obligations under the Senior Note, all of the Company’s assets are once again free and clear of any liens, security interests or encumbrances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONDUIT PHARMACEUTICALS INC.

February 19, 2025	By:	/s/ David Tapolczay
	Name:	David Tapolczay
	Title:	Chief Executive Officer